UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 1997


                          GROW BIZ INTERNATIONAL, INC.
                 (Exact Name of Issuer as Specified in Charter)


           Minnesota                     0-22012                41-1622691
(State or Other Jurisdiction or      (Commission File        (I.R.S. Employer
Incorporation or Organization)           Number)          Identification Number)


                4200 Dahlberg Drive, Golden Valley, MN 55422-4837
                    (Address of Principal Executive Offices)


                                 (612) 520-8500
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.  Acquisition or Disposition of Assets

On August 15, 1997, Grow Biz Games, Inc. a wholly-owned subsidiary of Grow Biz International, Inc. ("Registrant") acquired certain assets and franchising rights of Video Game Exchange, Inc. ("VGE") of Cleveland, Ohio. VGE operates 40 retail stores in Ohio, Pennsylvania, Kentucky, Georgia and Maryland. These stores buy, sell and trade used and new video games and equipment and will become the nucleus of the sixth business concept under the title It's About Games(TM). The Registrant intends to market and franchise the concept throughout the United States and Canada.

The purchase consideration paid to the former shareholders of VGE was $4,579,700 cash and a $2,000,000 two year promissory note payable in twenty-four equal monthly installments beginning September 1, 1997 and bears interest at the prime rate plus 1/2%. The acquisition has been accounted for under the purchase method of accounting. The source of cash utilized in the purchase was from a $4,500,000 bank term loan from TCF Bank Minnesota fsb payable in sixty equal monthly principal payments beginning October 10, 1997 plus accrued interest at prime plus 1/2%. The cost in excess of net assets acquired is approximately $4,500,000 and will be amortized over a 25 year period.

The purchase consideration paid by the Registrant was determined by negotiations between and among the representatives of the Registrant and VGE. Prior to the purchase, no material relationship existed between VGE and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)     Financial statements of business acquired
            Independent Auditor's Report
            Audited Balance Sheet, December 31, 1996
            Audited Statement of Income and Retained Earnings, December 31, 1996 Audited Statement of Cash Flows, December 31, 1996
            Audited Notes to Financial Statements, December 31, 1996
            Unaudited Balance Sheet, June 30, 1997
            Unaudited Statements of Income and Retained Earnings, June 30, 1997
                  and June 30, 1996
            Unaudited Statements of Cash Flows, June 30, 1997 and June 30, 1996

    (b)     Pro forma financial information
            Unaudited Pro forma Condensed Consolidated Statements of Operations for the Year Ended December 28, 1996
            Unaudited Pro forma Condensed Consolidated Statements of Operations for the Six Months Ended June 28, 1997.
            Unaudited Pro forma Condensed Consolidated Balance Sheet as of
                  June 28, 1997

    (c)     Exhibits

            10.1     Asset Purchase Agreement, dated August 15, 1997 (1)
            10.2     First Amendment to Credit Agreement and Revolving Note,
                           dated August 8, 1997 (1)
            10.3     Term Note, TCF, dated August 8, 1997 (1)
            10.4     Non-Negotiable Promissory Note, Video Game Exchange, Inc.,
                           dated August 15, 1997 (1)
            23.1     Consent of Zion, Smorag & Associates

            (1) Incorporated by reference to the specified exhibit to the Current Report on Form 8-K filed on August 19, 1997.

                                                           4141 Rockside Road
                                                           Suite 150
                                                           Cleveland, Ohio 44131

ZION, SMORAG & ASSOCIATES                                  Phone (216) 447-6006
Certified Public Accountants                               FAX   (216) 447-6007




                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Video Game Exchange, Inc.
Cleveland, Ohio

We have audited the accompanying balance sheet of VIDEO GAME EXCHANGE, INC. (an S Corporation) as of December 31, 1996, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit including examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIDEO GAME EXCHANGE, INC. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/   Zion, Smorag & Associates

Cleveland, Ohio
March 19, 1997

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                                  BALANCE SHEET
                                DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
     Cash                                                         $  1,135,318
     Accounts receivable                                               154,287
     Inventory                                                       1,770,258
     Prepaid expenses and other                                         85,313
                                                                  ------------
     TOTAL CURRENT ASSETS                                            3,145,176

PROPERTY AND EQUIPMENT:
     Furniture, fixtures and equipment                                 984,454
     Leasehold improvements                                            405,596
     Transportation equipment                                          138,802
                                                                  ------------
     Total, at cost                                                  1,528,852
     Accumulated depreciation                                          946,055
                                                                  ------------
     NET PROPERTY AND EQUIPMENT                                        582,797

OTHER ASSETS:
     Note receivable - related party                                   100,000
     Deposits                                                           58,171
                                                                  ------------
     TOTAL OTHER ASSETS                                                158,171
                                                                  ------------

TOTAL ASSETS                                                      $  3,886,144
                                                                  ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt                            $    533,719
     Accounts payable                                                   59,524
     Accrued sales taxes                                               158,447
     Accrued payroll                                                   104,000
     Accrued and withheld payroll taxes                                 23,999
                                                                  ------------
     TOTAL CURRENT LIABILITIES                                         879,689

LONG-TERM LIABILITIES:
     Long-term debt, less current portion                            2,453,528

TOTAL LIABILITIES                                                    3,333,217

SHAREHOLDERS' EQUITY:
     Common Shares, no par value, stated value of $1.89 per
     share, 30,000 shares authorized, 26,455 shares issued and
     outstanding                                                        50,000
     Retained earnings                                                 502,927
                                                                  ------------
     TOTAL SHAREHOLDERS' EQUITY                                        552,927
                                                                  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $  3,886,144
                                                                  ============


    The accompanying notes are an integral part of these financial statements

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDING DECEMBER 31, 1996


NET SALES                                     $ 14,207,025           100.00%

COST OF SALES                                    9,018,739            63.48%
                                              ------------     ------------

     GROSS MARGIN                                5,188,286            36.52%

OPERATING EXPENSES                               4,107,244            28.91%
                                              ------------     ------------

INCOME FROM OPERATIONS                           1,081,042             7.61%

OTHER INCOME AND (EXPENSE):

     Miscellaneous - net                            16,868             0.12%
     Interest income                                41,055             0.29%
     Interest expense                             (371,508)           -2.61%
                                              ------------     ------------

     NET OTHER (EXPENSE)                          (313,585)           -2.20%
                                              ------------     ------------

NET INCOME                                    $    767,457             5.41%
                                                               ============

RETAINED DEFICIT - January 1, 1996                (264,530)
                                              ------------

     RETAINED EARNINGS - DECEMBER 31, 1996    $    502,927
                                              ============


    The accompanying notes are an integral part of these financial statements

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                             STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1996


                           INCREASE (DECREASE) IN CASH

CASH FLOW FROM OPERATING ACTIVITIES:

     Net income                                         $   767,457
     Adjustments to Reconcile Net Income to
         Net Cash Provided By Operating Activities:
              Depreciation and amortization expense         219,048
              (Increase) decrease in:
                  Accounts receivable                      (130,478)
                  Inventory                                (351,482)
                  Prepaid expenses and other                 38,536
              Increase (decrease) in:
                  Accounts payable                           59,524
                  Accrued sales tax                          30,560
                  Accrued payroll                            23,000
                  Accrued and withheld payroll taxes        (27,963)
                  Accrued other expenses                   (422,128)
                                                        -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES              206,074

CASH FLOW FROM INVESTING ACTIVITIES:

     Note receivable - related party                       (100,000)
     Capital expenditures                                   (66,105)
                                                        -----------
     NET CASH USED IN INVESTING ACTIVITIES                 (166,105)

CASH FLOW FROM FINANCING ACTIVITIES:

     Proceeds from sale of stock                             50,000
     Payments of long-term debt                              (8,663)
                                                        -----------
     NET CASH PROVIDED BY INVESTING ACTIVITIES               41,337
                                                        -----------

NET INCREASE IN CASH                                         81,306

CASH AT JANUARY 1, 1996                                   1,054,012
                                                        -----------

     CASH AT DECEMBER 31, 1996                          $ 1,135,318
                                                        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for:
         Interest                                       $   371,508
                                                        ===========


    The accompanying notes are an integral part of these financial statements

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Video Game Exchange, Inc. (the Company) was incorporated in 1990 for the purpose of selling new and used video games, hardware and accessories. The Company distributes its products through its 40 retail locations in the states of Ohio, Pennsylvania, Maryland, Georgia, and Kentucky. The Company also distributes its products on a wholesale basis to other video game retailers.

Inventories

Inventories include video games, hardware and accessories and are stated at the lower of cost or market. Cost is determined using first in, first out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization of property and equipment are provided using the straight-line method over the following estimated useful lives:

         Furniture, fixtures and equipment                  5 to 7 years
         Leasehold improvements                             Initial lease term
         Transportation equipment                           5 years

Expenditures for maintenance and repairs are charged to expense as incurred.

Store Opening Costs

Non-capital expenditures incurred in preparation of the opening of a new store are charged to expense as incurred.

Other Assets

Other assets consist primarily of deposits on leases, and a loan to a related party in the amount of $100,000 (See Note 5).

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers short-term cash investments with maturity dates of less than three months or with maturity dates greater than three months that are not subject to withdrawal restrictions to be cash equivalents. The Company at times has cash balance in its operating account in excess of FDIC limits.

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


Note 2 - Federal Income Taxes

The Company has filed an election to be treated as an S Corporation, as defined by the Internal Revenue Code, for income tax purposes.

As an S Corporation, items of income, deduction and credit pass through to the shareholders for inclusion in their individual tax returns. Accordingly, no provision for income taxes is required at the corporate level.

Note 3 - Financing

The following is a summary of notes payable as of December 31, 1996:

An interest only note payable to a related party, in the original amount of $2,963,021 bearing interest at 1% above the bank prime rate (prime-8.25% at December 31, 1996) from August 8, 1995
through September 15, 1996. On September 16, 1996 the Company
agreed to a revised interest rate of 20% and then renegotiated the note as a term note on December 31, 1996. Terms of the note include an initial balloon payment of $500,000, due February 1,
1997 with the remainder of the note totaling $2,463,021, payable in 180 equal monthly installments of $43,258 including interest
at 20%. The note is unsecured.                                      $  2,963,021

A term note payable to a bank, dated February 4,1995 in the
amount of $35,050 requiring monthly installments of $758
including interest at 10.75% through February 2000. The note is
secured by the related equipment.                                         23,794

Other                                                                        432
                                                                    ------------

Total                                                                  2,987,247

Less current maturities                                                  533,719

Long-term portion                                                   $  2,453,528
                                                                    ============

         Annual maturities of long-term debt are as follows:

         Year ending December 31:
         ------------------------
                   1997                               $    533,719
                   1998                                     42,506
                   1999                                     51,017
                   2000                                     52,577
                   2001                                     63,195
                Thereafter                               2,244,233
                                                      ------------
                   TOTAL                              $  2,987,247
                                                      ============

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


Note 4 - Lease Obligations

The Company has various operating lease obligations for store and warehouse facilities with initial lease terms of three to five years. The leases are generally renewable at the option of the Company. The leases generally require the Company to pay insurance, utilities, real estate taxes, and maintenance expenses.

Future minimum lease payments under these operating leases were as follows at December 31, 1996:

                  1997                                  $    738,352
                  1998                                       545,945
                  1999                                       219,840
                  2000                                        61,630
                  2001                                        18,904
                                                        ------------
                                         Total          $  1,584,671
                                                        ============

Rent expense for the year ended December 31, 1996 totaled $904,230.

Note 5 - Related Parties

The Company transacts business with two companies related through common ownership and management.

On June 24, 1996 the Company made a loan for $100,000 to one of these companies. The note calls for annual interest payments at 7% per annum to be paid each anniversary of the above date, with the entire principal amount due June 2001. Accrued interest income, totaling $3,625, was included in the accompanying financial statements. The note is unsecured.

As of December 31, 1996 the Company had a term note payable totaling $2,963,020 to a related party (See Note 3). Interest paid on this note during the year totaled $363,052.

Note 6 - Bankruptcy and Reorganization

Bankruptcy

On February 16, 1995, the Company filed for bankruptcy protection under Chapter 11, in The United States Bankruptcy Court For The Northern District of Ohio Eastern Division for protection from its creditors. The decision for the Company to enter into Chapter 11, was due to unfavorable economic conditions in the industry, declining profits and difficulty in maintaining financing arrangements. Subsequent to the filing, as debtor-in-possession, management decided to close over forty unprofitable retail locations and consolidate its remaining operations. Many of the locations had multiple year lease commitments and a motion was filed with and ultimately accepted by the Court to reject these leases. On October 16, 1995 the Company filed a first amended disclosure statement with the Court that outlined the Company's plan of reorganization. The Court and the Creditor's Committee accepted the Company's plan of reorganization on December 28, 1995 and the final decree was signed July 31, 1996, evidencing the emergence of the Company from the Chapter 11 proceedings.

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

Note 6 - Bankruptcy and Reorganization (continued)

Reorganization

Under the disclosure statement that was filed with the Court, the Company's equity section was restructured, and a new issue of common stock took place on January 2, 1996.

For financial reporting purposes, as a result of the reorganization, the deficit as of December 31, 1995 has been partially extinguished by a charge to paid-in-capital in excess of par and cancellation and retirement of the original common stock, contemporaneously, with the new issue of the Company's securities totaling $50,000.

Note 7 - Major Suppliers

During the year, the Company purchased products from one vendor totaling approximately $2,320,000.

Note 8 - Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                      -------------
                                                      JUNE 30, 1997
                                                      -------------
                              ASSETS

CURRENT ASSETS:
     Cash                                              $   595,100
     Accounts receivable                                     4,400
     Inventory                                           1,674,800
     Prepaid expenses and other                             81,700
                                                       -----------
     TOTAL CURRENT ASSETS                                2,356,000

PROPERTY AND EQUIPMENT:
     Furniture, fixtures and equipment                     996,800
     Leasehold improvements                                419,800
     Transportation equipment                              138,800
                                                       -----------
     Total, at cost                                      1,555,400
     Accumulated depreciation                           (1,058,600)
                                                       -----------
     NET PROPERTY AND EQUIPMENT                            496,800

OTHER ASSETS:
     Note receivable - related party                       390,600
     Deposits                                               58,200
                                                       -----------
     TOTAL OTHER ASSETS                                    448,800
                                                       -----------

TOTAL ASSETS                                           $ 3,301,600
                                                       ===========

               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt                 $   533,300
     Accounts payable                                      434,300
     Accrued sales taxes                                    62,500
     Accrued expenses                                       39,800
                                                       -----------
     TOTAL CURRENT LIABILITIES                           1,069,900

LONG-TERM LIABILITIES:
     Long-term debt, less current portion                1,938,800

TOTAL LIABILITIES                                        3,008,700

SHAREHOLDERS' EQUITY:
     Common shares                                          50,000
     Dividend distributions                               (727,100)
     Retained earnings                                     970,000
     TOTAL SHAREHOLDERS' EQUITY                            292,900

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 3,301,600
                                                       ===========

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                                   (UNAUDITED)


                                       ---------------------------------
                                               SIX MONTHS ENDED
                                       JUNE 30, 1997       JUNE 30, 1996
                                       -------------       -------------

NET SALES                              $ 7,408,900         $ 5,626,300

COST OF SALES                            4,567,200           3,560,600
                                       -----------         -----------

     GROSS MARGIN                        2,841,700           2,065,700

OPERATING EXPENSES                       2,151,400           1,934,000
                                       -----------         -----------

INCOME FROM OPERATIONS                     690,300             131,700

OTHER INCOME AND (EXPENSE):

     Restructuring expense                    --               (85,600)
     Interest income                        34,000              21,100
     Interest expense                     (257,200)           (120,300)
                                       -----------         -----------

     NET OTHER (EXPENSE)                  (223,200)           (184,800)
                                       -----------         -----------

NET INCOME                             $   467,100         $   (53,100)

RETAINED DEFICIT - Beginning               502,900            (264,500)
                                       -----------         -----------

     RETAINED EARNINGS - ENDING        $   970,000         $  (317,600)
                                       ===========         ===========

                            VIDEO GAME EXCHANGE, INC.
                               (AN S CORPORATION)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                     ----------------------------------
                                                                     JUNE 30, 1997        JUNE 30, 1996
                                                                     -------------        -------------
CASH FLOW FROM OPERATING ACTIVITIES:

     Net Income                                                       $   467,100         $   (53,100)
     Adjustments to Reconcile Net Income to
         Net Cash Provided By (Used For) Operating Activities:
              Depreciation and amortization expense                       112,600             104,700
              (Increase) decrease in:
                  Accounts receivable                                     149,900            (101,400)
                  Inventory                                                95,400               1,700
                  Prepaid expenses and other                              103,600                (300)
                  Accounts payable                                        260,800             158,000
                  Accrued expenses                                        (70,100)           (355,700)
                                                                      -----------         -----------

     NET CASH PROVIDED BY (USED FOR) OPERATING
     ACTIVITIES                                                         1,119,300            (246,100)

CASH FLOW FROM INVESTING ACTIVITIES:

     Note receivable - related party                                     (390,600)               --
     Capital expenditures                                                 (26,600)            (40,300)
                                                                      -----------         -----------
     NET CASH USED FOR INVESTING ACTIVITIES                              (417,200)            (40,300)

CASH FLOW FROM FINANCING ACTIVITIES:

     Dividend distributions                                              (727,100)               --
     Proceeds from sale of stock                                             --                50,000
     Payments of debt                                                    (515,200)             (4,200)
                                                                      -----------         -----------
     NET CASH PROVIDED BY (USED FOR) FINANCING
     ACTIVITIES                                                        (1,242,300)             45,800

NET DECREASE IN CASH                                                     (540,200)           (240,600)

BEGINNING CASH                                                          1,135,300           1,054,000
                                                                      -----------         -----------

     ENDING CASH                                                      $   595,100         $   813,400
                                                                      ===========         ===========

                          GROW BIZ INTERNATIONAL, INC.
            INTRODUCTION TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 28, 1996
                  AND THE SIX MONTH PERIOD ENDED JUNE 28, 1997


The following unaudited pro forma consolidated financial information consists of pro forma unaudited consolidated statements of operations of the Company for the fiscal year ended December 28, 1996 and for the six month period ended June 28, 1997 and a pro forma consolidated balance sheet of the Company as of June 28, 1997. The unaudited pro forma consolidated financial statements give effect to the August 15, 1997 acquisition of certain assets of Video Game Exchange, Inc. The pro forma unaudited consolidated statements of operations give effect to the acquisition as if it had occurred on December 30, 1995. The pro forma unaudited consolidated balance sheet give effect to the acquisition as if it had occurred on June 28, 1997.

The unaudited pro forma consolidated statement of operations for the year ended December 28, 1996 reflects the audited historical consolidated statements of operations of the Company for the year ended December 28, 1996, and the audited statement of income and retained earnings of Video Game Exchange, Inc. for the year ended December 31, 1996. The unaudited pro forma consolidated financial statements as of June 28, 1997 and for the six months then ended, reflect the unaudited consolidated financial statements of the Company as of and for the six months ended June 28, 1997 and the unaudited financial statements of Video Game Exchange, Inc. as of and for the six months ended June 30, 1997.

The pro forma unaudited consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto appearing elsewhere or incorporated by reference in this Current Report.

                          GROW BIZ INTERNATIONAL, INC.
                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 28, 1997

                                                               --------------------------------------------------------------------
                                                                  Grow Biz       Video Game
                                                               International      Exchange        Adjustments           Pro Forma
                                                               --------------------------------------------------------------------
                              ASSETS
Current Assets:
     Cash and cash equivalents                                  $ 1,676,600      $  595,100      $    (79,700)(1)      $  1,608,800
                                                                                                     (583,200)(2)
     Trade receivables                                           12,629,900           4,400              --              12,634,300
     Inventories                                                  2,704,800       1,674,800          (124,100)(2)         4,255,500
     Prepaid expenses and other                                   1,580,900          81,700           (38,500)(2)         1,624,100
     Deferred income taxes                                        1,726,400            --                --               1,726,400
                                                                -----------      ----------      ------------          ------------
                             Total current assets                20,318,600       2,356,000          (825,500)           21,849,100

     Notes receivable                                               431,000         390,600          (390,600)(2)           431,000
     Property and equipment, net                                  5,166,300         496,800            75,000 (3)         5,738,100

     Other assets, net                                            2,698,800          58,200         4,339,500 (3)         7,096,500
                                                                -----------      ----------      ------------          ------------
                                                                $28,614,700      $3,301,600      $  3,198,400          $ 35,114,700
                                                                ===========      ==========      ============          ============

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                             5,663,700         496,800          (496,800)(2)         5,663,700
     Accrued liabilities                                          1,010,300          39,800           (39,800)(2)         1,010,300
     Current maturities of long-term debt                           231,200         533,300          (533,300)(2)           231,200
     Deferred franchise fee revenue                               4,685,500            --                --               4,685,500
                                                                -----------      ----------      ------------          ------------
                             Total current liabilities           11,590,700       1,069,900        (1,069,900)           11,590,700

Long-Term Debt                                                      226,600       1,938,800        (1,938,800)(2)         6,726,600
                                                                                                    6,500,000 (3)

Shareholder's Equity:
     Common stock                                                 8,513,500          50,000           (50,000)(2)         8,513,500
     Retained earnings                                            8,283,900         242,900          (242,900)(2)         8,283,900
                                                                -----------      ----------      ------------          ------------

                             Total shareholders' equity          16,797,400         292,900          (292,900)           16,797,400
                                                                -----------      ----------      ------------          ------------
                                                                $28,614,700      $3,301,600      $  3,198,400          $ 35,114,700
                                                                ===========      ==========      ============          ============


    The accompanying notes are an integral part of these financial statements

                          GROW BIZ INTERNATIONAL, INC.
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 28, 1996

                                                     ----------------------------------------------------------------------
                                                        Grow Biz         Video Game
                                                     International         Exchange       Adjustments            Pro Forma
                                                     ----------------------------------------------------------------------
REVENUE:
     Merchandise sales                               $ 71,736,800       $ 14,207,000       $    --            $  85,943,800
     Royalties                                         14,964,800               --              --               14,964,800
     Franchise fees                                     4,161,600               --              --                4,161,600
     Advertising and other                                686,400               --              --                  686,400
                                                     ------------       ------------       ---------          -------------
                     Total revenue                     91,549,600         14,207,000            --              105,756,600

COST OF MERCHANDISE SOLD                               63,855,600          9,018,700            --               72,874,300

SELLING, GENERAL AND                                   23,636,200          4,090,400         173,600 (4)         27,868,700
ADMINISTRATIVE EXPENSES                                                                       25,000 (5)
                                                                                             (56,500)(6)
                                                     ------------       ------------       ---------          -------------

                     Income from operations             4,057,800          1,097,900        (142,100)             5,013,600

INTEREST EXPENSE                                          (56,900)          (371,500)        371,500 (7)           (555,500)
                                                                                            (498,600)(8)

INTEREST INCOME                                           251,600             41,100         (41,100)(7)            251,600
                                                     ------------       ------------       ---------          -------------

                     Income before income taxes         4,252,500            767,500        (310,300)             4,709,700

PROVISION FOR INCOME TAXES                              1,667,000            300,900        (121,600)(9)          1,846,300
                                                     ------------       ------------       ---------          -------------

NET INCOME                                           $  2,585,500       $    466,600       $(188,700)         $   2,863,400
                                                     ============       ============       =========          =============

NET INCOME PER COMMON SHARE                          $        .40                                             $         .44
                                                     ============                                             =============


WEIGHTED AVERAGE SHARES
OUTSTANDING                                             6,516,000                                                 6,516,000
                                                     ============                                             =============


    The accompanying notes are an integral part of these financial statements

                          GROW BIZ INTERNATIONAL, INC.
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 28, 1997

                                                     ----------------------------------------------------------------------
                                                       Grow Biz         Video Game
                                                     International       Exchange         Adjustments            Pro Forma
                                                     ----------------------------------------------------------------------
REVENUE:
     Merchandise sales                               $ 29,578,400       $ 7,408,900       $      --            $ 36,987,300
     Royalties                                          8,256,400              --                --               8,256,400
     Franchise fees                                     1,607,700              --                --               1,607,700
     Advertising and other                                345,900              --                --                 345,900
                                                     ------------       -----------       -----------          ------------
                     Total revenue                     39,788,400         7,408,900              --              47,197,300

COST OF MERCHANDISE SOLD                               26,064,500         4,567,200              --              30,631,700

SELLING, GENERAL AND                                   11,307,900         2,151,400            86,800 (4)        13,530,300
ADMINISTRATIVE EXPENSES                                                                        12,500 (5)
                                                                                              (28,300)(6)
                                                     ------------       -----------       -----------          ------------

                     Income from operations             2,416,000           690,300           (71,000)            3,035,300

INTEREST EXPENSE                                          (11,900)         (257,200)          257,200 (7)          (205,200)
                                                                                             (193,300)(8)
INTEREST INCOME                                           127,600            34,000           (34,000)(7)           127,600
                                                     ------------       -----------       -----------          ------------

                     Income before income taxes         2,531,700           467,100           (41,100)            2,957,700

PROVISION FOR INCOME TAXES                                992,400           180,700           (16,100)(9)         1,157,000
                                                     ------------       -----------       -----------          ------------

NET INCOME                                           $  1,539,300       $   286,400       $   (25,000)         $  1,800,700
                                                     ============       ===========       ===========          ============

NET INCOME PER COMMON SHARE                          $        .25                                              $        .29
                                                     ============                                              ============


WEIGHTED AVERAGE SHARES
OUTSTANDING                                             6,281,300                                                 6,281,300
                                                     ============                                              ============


    The accompanying notes are an integral part of these financial statements

                          GROW BIZ INTERNATIONAL, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 28, 1997

1)      Reflects $79,700 of non-financed cash paid to Video Game Exchange, Inc.
        (VGE) as part of the acquisition.

2) Reflects the elimination of assets, liabilities and equity of VGE which were not acquired or assumed by the Company.

3) Reflects the effects of purchase accounting for the acquisition of VGE including adjusting property and equipment to its fair market value and the recording of goodwill and acquisition debt.

4) Reflects the amortization of $4.3 of goodwill and covenants not to compete over 25 years arising from the acquisition of VGE.

5) Reflects the net change in depreciation expense associated with the write-up to fair market value of certain assets acquired from VGE.

6) Reflects the elimination of certain VGE salary costs which will not recur.

7) Reflects the elimination of VGE interest expenses and income derived from certain assets and liabilities which were not acquired or assumed by the Company.

8)      Reflects the interest expense related to the acquisition debt.

9) Reflects pro forma provision for income taxes as if VGE was taxed as a C Corporation as of the beginning of the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  GROW BIZ INTERNATIONAL, INC.



Date: October 14, 1997            By: /s/ Ronald G. Olson
                                      ----------------------
                                          Ronald G. Olson
                                          President and Chief Executive Officer



Date: October 14, 1997            By: /s/ David J. Osdoba, Jr.
                                      --------------------------
                                          David J. Osdoba, Jr.
                                          Vice President of Finance and Chief
                                          Financial Officer